UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Exhibit 99.1

PRESS RELEASE

Date: June 30, 2006
Contact: Michelle Saari
Website: www.iret.com
NASDAQ: IRETS

INVESTORS REAL ESTATE TRUST
12 South Main Street
PO Box 1988
Minot, North Dakota  58702-1988
Phone: 701-838-4738
Fax: 701-838-8875
Email: info@iret.com

FOR IMMEDIATE RELEASE

Investors Real Estate Trust (tickers:  IRETS and IRETP; exchange:  NASDAQ)

News Release – 06/30/06

INVESTORS REAL ESTATE TRUST ANNOUNCES RESULTS FOR THE THREE AND TWELVE MONTHS ENDED APRIL 30, 2006

Minot, ND –Investors Real Estate Trust, a real estate investment trust with a diversified portfolio of multi-family residential and office, medical, industrial and retail properties located primarily in the upper Midwest, reported the following results today for the three and twelve months ended April 30, 2006:

	(unaudited; in thousands, except per share amounts)
	For the three months ended April 30,		For the twelve months ended April 30,
	2006	2005	2006	2005

Revenues	$43,939	$38,142	$172,799	$155,216
Net Income	$5,001	$2,417	$11,567	$15,076
Net Income available to common shareholders	$4,408	$1,824	$9,195	$12,704
Net Income Per Share – Diluted	$.10	$.04	$.20	$.30
Funds from Operations (“FFO”)	$12,200	$10,943	$46,711	$42,314
FFO Per Share – Diluted	$.21	$.19	$.79	$.76

Total revenues for the three months ended April 30, 2006 were $43.9 million, compared to $38.1 million for the same period in 2005, a 15.2% increase.  Total revenues were $172.8 million and $155.2 million for the twelve months ended April 30, 2006 and 2005, respectively, an 11.3% increase.  The increase in revenue for the three and twelve months ended April 30, 2006 was due primarily to rent from properties acquired during fiscal year 2006, and to increases in rent from properties acquired in fiscal year 2005 in excess of that received in fiscal year 2005 from the same properties.

Net Income available to common shareholders for the three months ended April 30, 2006 was $4.4 million, compared to $1.8 million for the same period in 2005, a 144.4% increase due primarily to sales of property in the fourth quarter of fiscal year 2006.  Net income available to common shareholders was $9.2 million and $12.7 million for the twelve months ended April 30, 2006 and 2005, respectively, a 27.6% decrease.  The decrease in net income available to common shareholders for the twelve months ended April 30, 2006 was due primarily to gains from the sale of real estate during fiscal year 2005 of $8.6 million, compared to $3.3 million in fiscal year 2006.

Net Income per diluted share for the three months ended April 30, 2006 was $0.10, compared to $0.04 for the same period in 2005, a 150.0% increase.  Net Income per  diluted share was $0.20 and $0.30 for the twelve months ended April 30, 2006 and 2005, respectively, a 33.3% decrease. The changes in net income per share for the three and twelve months ended April 30, 2006 compared to the year-earlier periods were due to the same factors discussed above affecting net income available to common shareholders.

Funds from Operations (“FFO”), a non-GAAP financial measure, was $12.2 million for the three months ended April 30, 2006, compared to $10.9 million for the same period in 2005, an 11.9% increase.  FFO was $46.7 million and $42.3 for the twelve months ended April 30, 2006 and 2005, respectively, a 10.4% increase.  FFO per diluted share, a non-GAAP financial measure, for the three months ended April 30, 2006 was $0.21, representing a 10.5% increase from FFO per  diluted share of $0.19 for the three months ended April 30, 2005.  FFO per diluted share for the twelve months ended April 30, 2006 was $0.79, representing a 3.9% increase over FFO per diluted share of $0.76 for the twelve months ended April 30, 2005.  A reconciliation of net income to FFO is provided in the condensed consolidated statement of operations information below.

Economic Occupancy rates for each of IRET’s property types are shown below for the three and twelve months ended April 30, 2006 and 2005:

	For the three months ended April 30,		For the twelve months ended April 30,
	2006	2005	2006	2005
Multi-Family Residential Economic Occupancy	91.7%	90.0%	91.6%	90.1%
Commercial - Office Economic Occupancy	92.9%	90.9%	92.5%	90.8%
Commercial - Medical Economic Occupancy	96.8%	92.4%	96.2%	92.7%
Commercial - Industrial Economic Occupancy	89.0%	88.2%	87.2%	86.8%
Commercial - Retail Economic Occupancy	87.0%	88.0%	87.7%	88.6%

We define “economic occupancy” as total possible revenue less vacancy loss as a percentage of total possible revenue.  Total possible revenue is determined by valuing occupied units or square footage at contract rates and vacant units or square footage at market rates.

Thomas A. Wentz, Sr., President and Chief Executive Officer, stated, “During fiscal year 2006, IRET saw improvements in economic occupancy levels in all of our operating segments other than retail.  Our revenues increased by $17.6 million in fiscal year 2006 compared to fiscal year 2005, to $172.8 compared to $155.2 million.  However, we have been limited in our ability to raise rents and decrease tenant concessions in our multi-family residential segment, as attractive interest rates have increased the availability of housing alternatives for our prospective tenants. In fiscal year 2007, we will continue our focus on reducing vacancy levels, improving operations, and pursuing the acquisition of quality multi-family residential, office, medical, industrial and retail properties.”

Company Information:  IRET is a self-advised equity real estate investment trust engaged in owning and operating income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of 211 properties, consisting of 66 multi-family residential properties, 56 office properties, 11 industrial properties (including miscellaneous commercial properties), 45 retail properties and 33 medical properties (including assisted living facilities).

IRET’s cash distributions to common shareholders/unitholders during fiscal year 2006 increased to 65.3 cents per share/unit, compared to 64.5 cents paid in the prior fiscal year, an increase of 1.2%.  In each of the last 35 calendar years, the annual distribution has increased over the amount paid in the preceding year.

Annual Meeting of Shareholders:  IRET’s 36th Annual Meeting of Shareholders will be held on Tuesday, September 19, 2006 at 7:00 p.m. CDT at the Grand International, 1505 North Broadway, Minot, North Dakota.

A full description and discussion of IRET’s results of operations for fiscal year 2006 will be contained in IRET’s Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission no later than July 14, 2006, and mailed to shareholders in August.  IRET’s press releases are available on the company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.  Such risks, uncertainties and other factors include, but are not limited to:  potential fluctuations in our operating results; the need for additional capital; the direction of interest rates and their subsequent effect on our business; competition; our ability to attract and retain skilled personnel; and those risks and uncertainties discussed in filings made by us with the Securities and Exchange Commission.  Except as otherwise required by the federal securities laws, the Company assumes no liability to update the information in this press release.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 30, 2006 and 2005

	(in thousands)
	2006	2005
ASSETS
Real estate investments
Property owned	$1,269,423	$1,179,856
Less accumulated depreciation	(148,607)	(118,512)
	1,120,816	1,061,344
Undeveloped land	5,175	5,382
Mortgage loans receivable, net of allowance	409	619
Total real estate investments	1,126,400	1,067,345
Other Assets
Cash and cash equivalents	17,485	23,538
Marketable securities - available-for-sale	2,402	2,459
Receivable arising from straight-lining of rents, net of allowance	9,474	7,213
Accounts receivable – net of allowance	2,364	1,390
Real estate deposits	1,177	2,542
Prepaid and other assets	436	1,160
Intangible assets, net of accumulated amortization	26,449	24,517
Tax, insurance, and other escrow	8,893	9,068
Property and equipment, net	1,506	2,462
Goodwill	1,441	1,441
Deferred charges and leasing costs – net	9,288	8,023
TOTAL ASSETS	$1,207,315	$1,151,158

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
April 30, 2006 and 2005

	(in thousands)
	2006	2005
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$24,223	$21,795
Notes payable	3,500	0
Mortgages payable	765,890	708,558
Investment certificates issued	2,451	4,636
Other	1,075	1,966
TOTAL LIABILITIES	797,139	736,955
COMMITMENTS AND CONTINGENCIES (NOTE 16)
MINORITY INTEREST IN OTHER PARTNERSHIPS	16,403	15,860
MINORITY INTEREST OF UNIT HOLDERS IN OPERATING PARTNERSHIP	104,213	103,171
(13,685,522 units at April 30, 2006 and 13,114,460 units at April 30, 2005)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value,1,150,000 shares issued and outstanding at April 30, 2006 and 2005, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 46,915,352 shares outstanding at April 30, 2006, and 45,187,676 shares outstanding at April 30, 2005)	339,384	324,180
Accumulated distributions in excess of net income	(77,093)	(56,303)
Accumulated other comprehensive loss	(48)	(22)
Total shareholders’ equity	289,560	295,172
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,207,315	$1,151,158

INVESTORS REAL ESTATE TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED
APRIL 30, 2006 and 2005
(in thousands, except per share data)
(Unaudited)

Results from Operations
For the Three-Month and Twelve-Month Periods ended April 30, 2006 and 2005 (unaudited)

	(in thousands, except per share amounts)
	3 Months Ended		12 Months Ended
	04-30-06	04-30-05	04-30-06	04-30-05
Revenues	$43,939	$38,142	$172,799	$155,216

Net income	$5,001	$2,417	$11,567	$15,076
Preferred stock dividends	(593)	(593)	(2,372)	(2,372)
Net income applicable to common shares	4,408	1,824	9,195	12,704
Minority interest in earnings of unitholders	1,284	19	2,705	3,873
Diluted Net Income	$5,692	$1,843	$11,900	$16,577

Net income per common share:
Basic	$.10	$.04	$.20	$.30
Diluted	$.10	$.04	$.20	$.30
Average number of common shares and share equivalents outstanding:
Basic	45,585	44,662	45,717	43,214
Diluted	58,588	57,523	59,046	55,835

FFO applicable to common shares	$12,200	$10,943	$46,711	$42,314

FFO per diluted share	$.21	$.19	$.79	$.76
Average number of common shares and share equivalents outstanding used for determining funds from operations per diluted share	58,588	57,523	59,046	55,835

Reconciliation of Net Income to Funds From Operations

For the Three-Month and Twelve-Month Periods ended April 30, 2006 and 2005 (unaudited)

	(in thousands, except per share amounts)
	3 Months Ended						12 Months Ended
	04-30-06			04-30-05			04-30-06			04-30-05
	Amount	Weighted Average Shares	Per Share	Amount	Weighted Average Shares	Per Share	Amount	Weighted Average Shares	Per Share	Amount	Weighted Average Shares	Per Share
Net Income	$5,001			$2,417			$11,567			$15,076
Less distributions to preferred shareholders	(593)			(593)			(2,372)			(2,372)
Net Income Available For Common Shares	$4,408	45,585	$.10	$1,824	44,662	$.04	$9,195	45,717	$.20	$12,704	43,214	$.30
Add back:
Minority interest in earnings of unitholders	1,284	13,003		19	12,861		2,705	13,329		3,873	12,621
Diluted Net Income	$5,692	58,588	$.10	$1,843	57,523	$.04	$11,900	59,046	$.20	$16,577	55,835	$.30
Adjustments:
Depreciation and Amortization	$9,779			$9,531			$38,104			$34,342
(Earnings)loss from depreciable property sales/impairment	(3,271)			(431)			(3,293)			(8,605)
Diluted Funds From Operations	$12,200	58,588	$.21	$10,943	57,523	$.19	$46,711	59,046	$.79	$42,314	55,835	$.76

1.     The National Association of Real Estate Investment Trust (“NAREIT”) defines FFO as net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from sales of property plus real estate depreciation and amortization.  IRET management considers that FFO is a useful supplemental measure for equity real estate investment trusts.  Historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation, that the value of real estate assets decreases predictably over time.  However, real estate asset values have historically risen or fallen with market conditions.  FFO, by excluding depreciation costs, reflects the fact that real estate, as an asset class, generally appreciates over time and that depreciation charges required by GAAP may not reflect underlying economic realities.  FFO is used by investors to compare the performance of real estate investment trusts.  However, while FFO is widely used by real estate investment trusts as a performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way.  Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies.

Fiscal 2006 Acquisition and Disposition Summary

Property Acquisitions

During fiscal year 2006, IRET added seven medical properties (including five assisted living senior housing facilities), six office properties, one multi-family residential property and two small parcels of vacant land adjoining existing Company properties to our investment portfolio, for an aggregate purchase price of approximately $93.4 million.  During fiscal year 2005, IRET acquired or placed in service four multi-family residential complexes; eight office properties, three medical properties, two retail properties and one parcel of undeveloped land for a total purchase price of approximately $146.4 million.  Real estate assets acquired by IRET during fiscal year 2006 are as follows:

Fiscal 2006 (May 1, 2005 to April 30, 2006)

(in thousands)
Fiscal 2006 Acquisitions	Purchase Price
Multi-Family Residential
36-unit Legacy 7 - Grand Forks, ND	$2,445
2,445

Commercial Property—Office
15,594 sq. ft. Spring Valley IV Office Building - Omaha, NE	1,250
23,913 sq. ft. Spring Valley V Office Building - Omaha, NE	1,375
24,000 sq. ft. Spring Valley X Office Building - Omaha, NE	1,275
24,000 sq. ft. Spring Valley XI Office Building - Omaha, NE	1,250
30,000 sq. ft. Brook Valley I Office Building - La Vista, NE	2,100
146,087 sq. ft. Northpark Corporate Center - Arden Hills, MN	18,597
25,847

Commercial Property—Medical (including assisted living)
74,112 sq. ft. Edgewood Vista - Bismarck, ND	10,750
60,161 sq. ft. Edgewood Vista - Spearfish, SD	6,687
82,535 sq. ft. Edgewood Vista - Brainerd, MN	10,625
160,485 sq. ft. Edgewood Vista - Hermantown, MN	12,315
50,409 sq. ft. Ritchie Medical Plaza - St. Paul, MN	10,750
54,971 sq. ft. 2800 Medical Building - Minneapolis, MN	9,000
47,950 sq. ft. Stevens Point - Stevens Point, WI	4,215
64,342

Undeveloped Property
Stevens Point Undeveloped - Stevens Point, WI	310
Eagan Vacant Land - Eagan, MN	423
733
Total Fiscal 2006 Property Acquisitions	$93,367

Property Dispositions

During fiscal year 2006, IRET Properties disposed of 17 properties and two undeveloped properties for an aggregate sale price of $14.2 million, compared to 17 properties and one parcel of undeveloped land sold for $48.9 million in total during fiscal year 2005.  Real estate assets sold by IRET during fiscal year 2006 are as follows:

	(in thousands)
Fiscal 2006 Dispositions	Sales Price	Book Value and Sales Cost	Gain
Commercial - Office
1,600 sq. ft. Greenwood Chiropractic - Greenwood, MN	$490	$345	$145
Commercial – Retail
3,000 sq. ft. Centerville Convenience Store - Centerville, MN	340	324	16
4,800 sq. ft. East Bethel C-Store - East Bethel, MN	660	498	162
6,325 sq. ft. Lino Lake Strip Center - Lino Lakes, MN	650	462	188
8,400 sq. ft. IGH Strip Center - Inver Grove Heights, MN	1,280	940	340
46,720 sq. ft. Sleep Inn - Brooklyn Park, MN	3,350	2,990	360
7,993 sq. ft. Excelsior Strip Center - Excelsior, MN	965	891	74
3,000 sq. ft. Andover C-Store - Andover, MN	383	308	75
6,266 sq. ft. Oakdale Strip Center - Oakdale, MN	1,050	745	305
6,225 sq. ft. Rochester Auto - Rochester, MN	465	431	34
3,650 sq. ft. Lakeland C-Store - Lakeland, MN	610	436	174
4,000 sq. ft. Lindstrom C-Store - Lindstrom, MN	450	345	105
3,571 sq. ft. Mora C-Store - Mora, MN	380	296	84
3,000 sq. ft. Shoreview C-Store - Shoreview, MN	400	326	74
8,750 sq. ft. Blaine Strip Center - Blaine, MN	990	599	391
3,444 sq. ft. St. Louis Park Retail - St. Louis Park, MN	845	365	480
3,864 sq. ft. Mound Strip Center - Mound, MN	550	358	192
Undeveloped Property
40,000 sq. ft. Centerville Undeveloped Land - Centerville, MN	110	105	5
Andover Vacant Land - Andover, MN	230	164	66
Total Fiscal 2006 Property Dispositions	$14,198	$10,928	$3,270